EXHIBIT 10.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

BY AND BETWEEN

FON ACQUISITION, LLC

AND

FONCENTRAL.COM, INC.

May 26, 2005

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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EXHIBITS

Exhibit A	Form of Bill of Sale
Exhibit B	Form of Intellectual Property Assignment Documents
Exhibit C	Form of Opinion of Seller’s Legal Counsel

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 26th day of May, 2005 by and between FON Acquisition, LLC, a Delaware limited liability company (“Buyer”), FONcentral.com, Inc., a New York corporation (“Seller”). For purposes of this Agreement, Buyer and Seller are sometimes each referred to individually as a “Party” or collectively as the “Parties.” Both of the stockholders of Seller, Mr. Chris Cicero and Mr. Sam Lamba, (collectively the “Principals”) are each executing this Agreement in their individual capacity for the sole purpose of agreeing to be bound by the terms and conditions of Section 5.4, 5.11(b), Section 5.14 and Section 5.15. InPhonic, Inc., a Delaware corporation and parent company to Buyer (“InPhonic”) is executing this Agreement for the sole purpose of making certain representations and warranties set forth in Article IV.

RECITALS

WHEREAS, Seller engages in the business of selling, activating and distributing wireless devices, accessories and services primarily through the Internet (together with all other business which is being conducted by Seller as of the date hereof, the “Business”); and

WHEREAS, subject to the terms and conditions set forth herein, Seller desires to sell, convey, transfer, assign and deliver to Buyer, and Buyer desires to purchase, acquire and accept from Seller, free and clear of all liens, charges and encumbrances of any kind, all of Seller’s right, title, and interest in and to the Acquired Assets (collectively, the “Acquisition”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, agreements and covenants herein contained, and for other good and other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties, the Principals (as to Section 5.4, Section 5.11(b), Section 5.14 and Section 5.15 only) and InPhonic (as to certain Sections of Article IV only) intending to be legally bound, hereby agree as follows.

AGREEMENT

ARTICLE I

CERTAIN DEFINITIONS

Capitalized terms undefined in the text of this Agreement shall have the following meanings:

“Accounts Receivable” means (i) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of

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goods shipped or products sold or services rendered to customers of Seller, and (ii) any claim, privilege, cause of action, remedy or other right related to any of the foregoing.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Acquisition” has the meaning set forth in the Recitals.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Person. For purposes of this definition, “Control” (including, with correlative meanings, the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by written or oral contracts, commitments, understandings or other agreements or credit arrangement or otherwise.

“Agreement” has the meaning set forth in the first paragraph.

“Ancillary Agreements”means all assignment agreements, and other documents and instruments, pursuant to which Seller’s right, title or interest in any of the Acquired Assets are transferred to Buyer.

“Back-Office Technology” all of the assets transferred from Airware, Inc. to Seller pursuant to the Technology Agreement and Bill of Sale, which are defined as Seller’s Technology therein.

“Business” has the meaning set forth in the Recitals.

“Business Affiliate(s)” has the meaning set forth in Section 3.21.

“Buyer” has the meaning set forth in the first paragraph of this Agreement.

“Buyer Charter” means the Certificate of Formation of Buyer.

“Buyer Disclosure Schedules” has the meaning set forth in the first paragraph of Article IV.

“Buyer Indemnified Persons” has the meaning set forth in Section 7.1(a).

“Bylaws” means a true and complete copy of Seller’s bylaws, as amended and in effect on the date hereof.

“Cash Consideration” has the meaning set forth in Section 2.5(a).

“Charter” means a true and complete copy of Seller’s certificate of incorporation, as amended and in effect on the date hereof.

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“Closing” has the meaning set forth in Section 6.1.

“Closing Date” has the meaning set forth in Section 6.1.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the applicable rules and regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” has the meaning set forth in Section 2.1.

“Damages” means any and all losses, costs, damages, liabilities, liens, interest, awards, judgments, penalties, fees and expenses arising from claims, bankruptcy proceedings, demands, investigations, actions, causes of action, including, without limitation, all appeals and extensions thereof and the related reasonable legal fees.

“Disclosing Party” has the meaning set forth in Section 8.1.

“Distribution Date” means May 26, 2006.

“Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, Security Interest, guaranty, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income, or exercise of any other attribute of ownership.

“Environmental Law” means any applicable federal, state, county, provincial, local or foreign statute, law, ordinance, regulation, rule or code in effect as of the Closing Date relating to pollution, the protection of the environment or the health and safety of employees.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and successor statute thereto and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.2.

“GAAP” means United States generally accepted accounting principles.

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“Governmental Entity” means any court, arbitrational tribunal, judicial body, administrative agency or commission or other governmental or regulatory authority, department, board, instrumentality or agency, in each case whether federal, state, county, provincial, local or foreign.

“InPhonic Certificate of Incorporation” means InPhonic’s Eleventh Amended and Restated Certificate of Incorporation.

“InPhonic Common Stock” means InPhonic’s common stock, par value $.01 per share.

“InPhonic Financial Statements” has the meaning set forth in Section 4.4.

“InPhonic SEC Documents” has the meaning set forth in Section 4.4(b).

“Intellectual Property” means all intellectual property that Seller owns or uses including, but not limited to, any works of authorship, inventions (whether patentable or not), invention disclosures, industrial models, industrial designs, utility models and certificates of invention, designs (including without limitation graphics, label and artistic designs), all United States and foreign patents and patent applications (including provisional patent applications) listed on the Disclosure Schedule, including all U.S., foreign and PCT related applications continuations, continuations-in-part, divisionals, RCES, CPAs, reexaminations, reissues and the like), trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, and all patent rights listed on the Disclosure Schedule, names, product designs, product packaging, business and product names and logos together in all cases with related intangible value, franchises, franchise rights, domain names, pricing and cost information, business and marketing plans and proposals and other trade secrets, schematics, technical information, technology, manufacturing and engineering information, know-how, and computer software programs or applications, source codes, object codes and tangible or intangible proprietary information or material.

“Intellectual Property Rights” has the meaning set forth in Section 3.10.

“Legal Opinion” has the meaning set forth in Section 5.10.

“Liability” means any liability or obligation of any kind, character or description (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether disputed or undisputed, whether liquidated or unliquidated, whether secured or unsecured, whether joint or several, whether due or to become due, whether vested or unvested, whether executory, determined, determinable or otherwise), and whether or not such liability or obligation is required to be accrued on the financial statements.

“Material Adverse Effect” means, with respect to any entity or group of entities, any event, change, condition or effect related to the financial condition, properties, assets (including both tangible and intangible assets), liabilities, business, operations or results of operations of such entity or group of entities which is material and adverse.

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“Ordinary Course of Business” means an action taken by Seller will be deemed to have been taken in the “Ordinary Course of Business” only if that action:

(a) is consistent in nature, scope and magnitude with the past customs and practices of Seller and is taken in the ordinary course of the normal day-to-day operations of Seller;

(b) does not require authorization by the board of directors or stockholders of Seller and does not require any other separate or special authorization of any nature;

(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of other persons or entities that are in the same line of business as Seller; and

(d) shall not have a Material Adverse Effect upon Seller, the Business or the transactions contemplated by this Agreement.

“Owned Software” means Software as to which the source code is owned by Seller.

“Permits” means all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including, without limitation, those issued or required under applicable export laws or regulations) affecting the Acquired Assets and the transactions contemplated hereby.

“Permitted Activities” has the meaning set forth in Section 5.14(b).

“Person” means any individual, corporation, limited liability company, partnership, association, trust, joint venture, unincorporated organization or other legal entity.

“Purchase Price” has the meaning set forth in Section 2.5(a).

“Receiving Party” has the meaning set forth in Section 8.1.

“Representatives” means Buyer’s and Seller’s respective directors, officers, employees, Affiliates, representatives or agents as so indicated.

“Requisite Stockholder Approval” means the adoption of this Agreement and the approval of the Acquisition by Seller’s stockholders in the manner required by Seller’s Charter and Bylaws and as required under applicable law.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” means any mortgage, pledge, security interest, Encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s,

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materialmen’s, and similar liens or (ii) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation that secures the payment.

“Seller Auditor” has the meaning set forth in Section 2.7.

“Seller Disclosure Schedules” has the meaning set forth in the first paragraph of Article III.

“Seller Financial Statements” has the meaning set forth in Section 3.5(a).

“Seller Indemnified Persons” has the meaning set forth in Section 7.2(a).

“Seller Information” has the meaning set forth in Section 5.15.

“Seller Obligations” has the meaning set forth in Section 2.4.

“Software” means all computer software programs, program specifications, charts, procedures,, source codes (including annotations), object codes, input data, diagnostic and other routines, data bases and report layouts and formats, record file layouts, diagrams, functional specifications and narrative descriptions and flow charts owned or licensed by Seller and employed in the Business.

“Stock Consideration” has the meaning set forth in Section 2.5(a).

“Subsidiary” means, with respect to any Person, corporation, limited liability company, partnership or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.

“Taxes” shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, capital stock, franchise, ad valorem, value-added, excise, environmental, real property, personal property, sales, use, transfer, withholding, social security, employment, payroll, disability, unemployment and alternative or add-on minimum taxes imposed by the United States or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and any amounts of Taxes of another person that Seller or any subsidiary is liable to pay by law or otherwise.

“Tax Returns” shall mean all reports, returns, declarations, statements or other information supplied or required to be supplied to a taxing authority in connection with Taxes including, without limitation, any schedules, attachments or amendments thereto.

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“Technology Transfer Agreement and Bill of Sale” shall mean the Technology Transfer Agreement and Bill of Sale by and among Seller and Airware, Inc. dated of even date of this Agreement.

“Third Party Intellectual Property Rights” shall mean all United States and foreign third-party patents, patent rights, patent applications, trademarks, service marks, or copyrights, and all trade secrets, schematics, technology, know-how, inventions, whether patentable or not, computer software programs or applications and tangible or intangible proprietary information or material or other intellectual property or proprietary rights owned by a third party, excluding packaged, commercially available “off the shelf” licensed software programs sold to the public, and used in the Business.

“Third Party Licenses” shall mean licenses, contracts, or other arrangements to which Seller is a party that provide rights to Seller to use any Third Party Intellectual Property Rights in the Business as it is currently conducted.

“Third Party Software” shall mean (i) Software which is licensed to Seller by third parties, regardless of whether Seller has possession of or access to the source code, (ii) Software purchased by or licensed to Seller solely for resale or sublicense to its customers, (iii) Software in which Seller has any use, possessor or proprietary rights other than as set forth in (i) and (ii) above, provided, however, that Third Party Software shall not include packaged, commercially available “off the shelf” licensed software programs sold to the public and used in the Business.

“WARN Act” means the Workers Adjustment and Retaining Notification Act of 1988, as amended.

“Year-End Financial Statements” has the meaning set forth in Section 4.4.

ARTICLE II

THE PURCHASE AND DELIVERY OF THE ACQUIRED ASSETS

2.1 The Purchase and Sale of Assets.

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements of Seller contained herein, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, free and clear of all Liabilities and Encumbrances, the assets, properties, rights, interests, claims of Seller, tangible and intangible, listed under (a) through (l) below, as the same shall exist as of the Closing Date (collectively, the “Acquired Assets”). The Acquired Assets shall include:

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(a) all tangible personal property set forth on Schedule 2.1(a);

(b) all supplies owned and used in connection with the Acquired Assets as set forth in Schedule 2.1(b);

(c) all Permits relating to the acquisition or ownership of the Acquired Assets;

(d) all data, records, files, manuals, blueprints and other documentation related to the Acquired Assets;

(e) all Intellectual Property owned or used by Seller and Third Party Licenses presently held by Seller in connection with the Acquired Assets as set forth on Schedule 2.1(e), including all value associated with the trademarks, service marks, trade names, all URLs (whether owned, licensed or leased), including, but not limited to, those listed in Schedule 2.1(e), object codes and source codes (including all copies thereof and related documentation), the right to sue and collect for past infringement of the Intellectual Property, the right to create derivative works for any copyrighted works (including the right to exploit the copyrighted works for subsidiary purposes and in different media and by future methods of exploitation) and all causes of action related to the Intellectual Property;

(f) all methods of delivery of services, trade secrets, disks, drawings and specifications, market studies, consultants’ reports, prototypes, and all similar property of any nature, tangible or intangible, owned by Seller and used in connection with the Acquired Assets, including, but not limited to, any files, notices or documents related to Better Business Bureau offices, Attorney General’s or other state of federal agencies related to customer complaints;

(g) all intangible value incident to the Acquired Assets, including, but not limited to, the value of the name(s) associated with the Acquired Assets and the value of good customer relations;

(h) all rights to offset associated with the Acquired Assets other than those associated with Excluded Assets and the Retained Liabilities;

(i) all other intangible assets (including all claims, contract rights and warranty and product liability claims against third parties) relating to the Acquired Assets;

(j) all insurance benefits, including rights and proceeds, arising from or relating to the Acquired Assets prior to the Closing; and

(k) all rights, claims, credits, causes of action or rights of set-off of Seller against third parties relating to the Acquired Assets, whether choate or inchoate, known or unknown, contingent or non-contingent.

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This Agreement shall not constitute an agreement or attempted agreement to transfer, sublease, sublicense or assign any privilege, right or interest in any written or oral license, agreement, commitment, contract or understanding (a “Contract”) or Permit or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof without the consent required or necessary of a third party would constitute a breach or violation thereof or affect adversely the rights of Seller or Buyer thereunder. If a consent of a third party which is required in order to assign any interest is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect the ability of Seller to convey its interest to Buyer, Seller shall cooperate with Buyer in any lawful arrangement to provide that Buyer shall receive Seller’s entire interest in the benefits under any such Contract or Permit, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that nothing contained in this paragraph shall affect the liability, if any, of Seller or recourse of Buyer at law or in equity or as provided in this Agreement for failing to have disclosed the need for such consent or approval.

Notwithstanding the foregoing, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any Liability or Encumbrance in respect thereof.

2.2 Excluded Assets.

Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller are not part of the sale and purchase contemplated hereunder, are excluded from the Acquired Assets, and shall remain the property of Seller after the Closing (the “Excluded Assets”):

(a) all minute books, stock records, corporate seals, accounting and tax books, ledgers and records and other financial records relating to Seller, its Business and the Acquired Assets, provided,however, that Buyer shall have access to and have the right to receive copies of such books and records as is reasonably necessary after the Closing during regular business hours and upon reasonable notice;

(b) the shares of capital stock of Seller held in treasury;

(c) the consideration paid and to be paid to Seller pursuant to this Agreement;

(d) originals of all personnel records and other records that Seller is required by law to retain in its possession;

(e) all written or oral contracts, commitments, understandings or other agreements of Seller;

(f) all prepaid expenses, deposits, claims for refunds of Seller, and as to rights to offset, those rights of Seller associated with the Retained Liabilities;

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(g) all insurance policies and insurance benefits relating to the Retained Liabilities and other assets of Seller that are not Acquired Assets;

(h) all cash and cash equivalents on hand or in bank accounts and short-term investments and Seller’s revenue through the Closing Date;

(i) all Accounts Receivable accrued prior to the Closing Date;

(j) all rights of Seller under this Agreement and the Ancillary Agreements;

(k) all Tax Returns and Tax records of Seller pertaining to the Excluded Assets and the Retained Liabilities;

(l) all rights and interests under any of the Employee Benefit Plans;

(m) all claims for refunds of Taxes and other governmental charges of whatever nature for periods prior to the Closing Date;

(n) all client, customer and supplier lists and order information, telephone numbers and electronic mail addresses and any other information with respect to past, present or prospective clients, customers and suppliers; and

(o) all rights and obligations for Seller’s inventory.

2.3 No Assumption of Liabilities.

Seller shall transfer the Acquired Assets to Buyer on the Closing Date free and clear of all Liabilities and Encumbrances of any kind and (ii) Buyer shall not, by virtue of its purchase of the Acquired Assets, assume or become responsible for (A) any Seller Obligations or (B) Liabilities or Encumbrances of Seller or any other person. Buyer does not assume and will not be bound by or be obligated or responsible for, and shall have no liability for, any Retained Liabilities (as defined in Section 2.4) of any kind, character or description, whether accrued, absolute, contingent or otherwise, it being understood that Buyer is expressly disclaiming any express or implied assumption of any Retained Liabilities.

2.4 Retained Liabilities.

The Liabilities, Encumbrances and all other obligations, shall remain the sole responsibility of and shall be retained, fully paid, fully performed and fully discharged solely by Seller (“Seller Obligations”). “Retained Liabilities” shall mean every Seller Obligation, including:

(a) any Seller Obligation arising out of or relating to inventory, products and services of Seller to the extent manufactured, sold or performed prior to the Closing Date;

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(b) any Seller Obligation under all written or oral contracts, commitments, understandings or other agreements of Seller, including, without limitation, any Seller Obligation arising out of or relating to Seller’s credit facilities or any Security Interest related thereto and any leased real and personal property;

(c) any Seller Obligation for Taxes, including (i) any Taxes arising as a result of Seller’s operation of its business or ownership of the Acquired Assets prior to the Closing Date, (ii) any Taxes that will arise as a result of the sale of the Acquired Assets pursuant to this Agreement that are attributed to Seller (excluding Buyer’s obligation for half of the New York State sales tax and use taxes as set forth in Section 5.7(c)) and (iii) any deferred Taxes of any nature;

(d) any environmental, health and safety Liabilities arising out of or relating to the operation of Seller’s Business or Seller’s leasing, ownership or operation of real property;

(e) any Seller Obligation under any Employee Benefit Plan or relating to payroll, vacation, sick leave, worker’s compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, or any other employee plans or benefits of any kind for Seller’s employees or former employees, or both;

(f) any Seller Obligation under any employment, severance, retention or termination agreement with any current or former employee of Seller or any of its Affiliates, including without limitation any liability under the WARN Act, if any;

(g) any Seller Obligation arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

(h) any Seller Obligation to any of Seller’s stockholders or Affiliates;

(i) any Seller Obligation to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Seller, or to any third party or otherwise;

(j) any Seller Obligation to distribute to any of Seller’s stockholders or otherwise apply all or any part of the consideration received hereunder, including the repayment to Mr. Lamba of amounts owed under a promissory note ;

(k) any Seller Obligation arising out of any legal proceeding finally adjudicated, pending, contemplated or threatened as of the Closing Date, whether or not set forth in the Seller Disclosure Schedules;

(l) any Seller Obligation arising out of any legal proceeding commenced after the Closing Date and arising out of, or relating to, any occurrence or event happening prior to the Closing Date;

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(m) any Seller Obligation arising out of or resulting from Seller’s non-compliance with any legal requirement or order of any Governmental Entity;

(n) any Seller Obligation that is a trade account payable;

(o) any Seller Obligation under this Agreement or any other document executed in connection with the transactions contemplated hereby; and

(p) any Seller Obligation based upon Seller’s acts or omissions occurring after the Closing Date.

2.5 Consideration.

(a) The consideration to be paid on the Closing Date by Buyer to Seller for the Acquired Assets is: (i) Two Million Four Hundred Thirty-Eight Thousand Eight Hundred Forty-Eight Dollars ($2,438,848.00) in cash (“Cash Consideration”), plus (ii) 131,876 shares of InPhonic Common Stock having a value of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (“Stock Consideration”) (which number of shares was obtained by dividing (a) $1,750,000.00 by (b) $13.27). The Cash Consideration and the Stock Consideration shall be the total consideration paid by Buyer to Seller for the Acquired Assets (the “Purchase Price”). The Purchase Price is being paid for the transfer, sale, conveyance, assignment, transfer and delivery to Buyer of the Acquired Assets, as provided herein, and in reliance on the representations and warranties, covenants and other agreements made by Seller in this Agreement.

(b) On the Closing Date, the cash portion of the Purchase Price reflected in Section 2.5(a)(i) above will be delivered by Buyer to Seller by wire transfer to Seller. The Stock Consideration portion of the Purchase Price reflected in Section 2.5(a)(ii) will be delivered by Buyer to Seller on the Distribution Date.

2.6 Change and Use of Name.

Concurrently with the Closing, Seller shall use its best efforts to promptly take all actions reasonably necessary to enable Buyer to have a perpetual, exclusive right, title, interest, ownership and use of the trademarks, service marks and trade names as set forth in Section 2.1(e) and any derivative or combination thereof that it may elect, and Seller shall make no further use of any of such names. After the Closing Date, Seller may not use any such trademark, service mark or trade name without the prior written consent of Buyer.

2.7 Further Action.

At any time and from time to time after the Closing, at Buyer’s request and without further consideration, Seller shall promptly execute and deliver such instruments of sale, transfer,

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conveyance, assignment and confirmation, and take such action, and provide such advice, as Buyer may request to more effectively transfer, convey and assign to Buyer, and to confirm and perfect Buyer’s title to, all of the Acquired Assets, to put Buyer in actual possession and operating control thereof and all rights with respect thereto and to carry out the purpose and intent of this Agreement. Seller agrees to cause Anchin, Bloch & Anchin (the “Seller Auditor”) to assist and cooperate with Buyer (with Buyer paying the reasonable expenses and costs associated with such assistance and cooperation, excluding payments required under Section 5.11(b)), InPhonic and their independent auditor relating to Seller Financial Statements or the Business and to provide InPhonic or Buyer with any consents that may be necessary for InPhonic or Buyer to comply with the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder.

2.8 Purchase Price Allocation.

Buyer shall prepare an allocation of the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code §1060 and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate). Buyer shall deliver such allocation to Seller within 60 days after the Closing Date. Buyer and Seller (and their Affiliates) shall report, act and file Tax Returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by Buyer. Seller shall timely and properly prepare execute, file and deliver all such documents, forms and other information as Buyer may request to prepare such allocation. Neither Buyer nor Seller shall take any position (whether in audits, Tax Returns or otherwise), which is inconsistent with such allocation unless required to do so by applicable law.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the Acquisition, Seller hereby represents and warrants to Buyer, as of the date hereof, that, except as set forth in the Disclosure Schedules provided by Seller (the “Seller Disclosure Schedules”) attached hereto and incorporated herein by reference, the statements contained in this Article III are true and correct.

3.1 Organization, Qualification and Corporate Power.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Seller is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Seller. Schedule 3.1 sets forth each jurisdiction in which Seller has qualified to do business together with any state or other similar identification number. Seller has the power and authority to carry on the Business and to own and use the properties and assets owned and used by it. Seller has furnished or made

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available to Buyer the Bylaws and Charter. Seller is not in default under or in violation of any provision of its Charter or Bylaws, each as amended to date and through the Closing Date.

3.2 Authorization of Transaction.

Seller has the right, power and authority to execute and deliver this Agreement (including the Ancillary Agreements and all other agreements referred to herein or contemplated hereby), to fully perform its obligations hereunder and consummate the transactions contemplated in this Agreement. The execution and delivery of this Agreement and the performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller. No other corporate proceedings by or on behalf of Seller will be necessary to authorize this Agreement or to carry out of the transactions contemplated hereby. Seller has obtained the Requisite Stockholder Approvals to authorize and approve the Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Seller, and assuming the due authorization, execution and delivery by Buyer, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought.

3.3 Noncontravention.

Neither the execution, delivery or performance of this Agreement (including the Ancillary Agreements and all other agreements referred to herein or contemplated hereby) by Seller, nor the consummation by Seller of the transactions contemplated hereby and thereby, including delivery of the Acquired Assets or the assignments and assumptions referred to in Article II herein, will (a) conflict with or violate any provision of the Charter or Bylaws; (b) require on the part of Seller any filing with, or any Permit, authorization, consent or approval of, any Person or Governmental Entity (except for recordation in the case of Intellectual Property); (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Seller is a party or by which Seller or any of its assets or properties are bound or subject, including, without limitation, the Acquired Assets; (d) cause Buyer to become subject to or become liable for payment of any Tax, other than half of the NY sales tax; (e) result in the imposition of any Encumbrance upon any of the Acquired Assets or the Business; (f) violate any material order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of the Acquired Assets; or (g) result in any of Seller’s stockholders having the right to exercise dissenter’s rights of appraisal.

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3.4 Subsidiaries.

Seller does not have any direct or indirect Subsidiaries or any other equity interest in any other firm, corporation, partnership, joint venture, association or other business organization. There are no Liabilities or Encumbrances that exist between Seller and any Affiliate that relate to the Acquired Assets.

3.5 Seller Financial Statements.

(a) Attached as Schedule 3.5(a) are the unaudited balance sheet and statements of operations and changes in stockholders’ equity for the fiscal years ended December 31, 2004 and 2003 and an unaudited balance sheet and statements of operations and changes in stockholders equity for the one-month ended January 31, 2005. Such financial statements (collectively, the “Seller Financial Statements”) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the financial condition and results of operations of Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Seller; provided, however, that the Seller Financial Statements for the one-month period ended January 31, 2005 are subject to normal year-end audit adjustments.

(b) Seller has assets sufficient to discharge all of its debts and is capable of timely discharge of its debts as they come due.

(c) The transactions contemplated hereby will not render Seller insolvent or subject Seller to any voluntary or involuntary proceedings seeking liquidation, reorganization or other relief under any bankruptcy or other similar law now or hereafter in effect, or cause Seller to seek the appointment of a trustee, receiver, liquidator or custodian of it or any part of its property.

(d) Attached under Schedule 3.5(d) are copies of all letters from Seller’s auditors to Seller’s board of directors, executive officers or the audit committee during the past 36 months, together with copies of all responses thereto.

3.6 Undisclosed Liabilities.

Neither Seller nor any former Subsidiary has any Liability of any nature except for (a) Liabilities accrued or reserved against on Seller Financial Statements, (b) Liabilities which have arisen since December 31, 2004, in the Ordinary Course of Business and which are similar in nature and amount to the Liabilities which arose during the comparable period of time in the immediately preceding fiscal period, (c) contractual or statutory Liabilities incurred in the Ordinary Course of Business, and (d) Liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Seller.

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3.7 Tax Matters.

(a) Seller has timely (taking into account extensions of time to file) filed all Tax Returns that it was required to file with the appropriate Governmental Entities in all jurisdictions in which such returns are required to be filed. All such Tax Returns accurately and correctly reflect the Taxes of Seller for the periods covered thereby and are complete in all material respects. All Taxes owed by Seller, or for which Seller may be liable (whether or not shown on any Tax Return), have been or will be timely paid. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Acquired Assets or assets of Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(b) Seller has timely filed (taking into account extensions of time to file) all Tax Returns and has withheld or collected and paid or deposited in accordance with law all Taxes required to have been withheld or collected and paid or deposited by Seller in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) Neither Seller nor any of Seller’s directors or officers (or employees responsible for Tax matters) expects any Governmental Entity to assess any additional Taxes on Seller for any period for which Tax Returns of Seller have been filed, and there exists no basis for any such assessment. There is no dispute or claim concerning any Liability relating to Taxes of Seller either (i) claimed or raised by any Governmental Entity in writing or (ii) as to which Seller or its directors or officers (and employees responsible for Tax matters) has knowledge. Seller has delivered to Buyer correct and complete copies of examination reports, and statements of deficiencies assessed against or agreed to by Seller since inception of Seller. No examination or audit of any Tax Return of Seller by any Governmental Entity is currently in progress or threatened or, to Seller’s knowledge, contemplated.

(d) Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time nor has any such waiver or extension been required with respect to a Tax assessment or deficiency.

(e) The unpaid Taxes of Seller (i) did not, as of the date of the end of Seller’s most recent fiscal year, exceed the reserve for Liabilities for Taxes of Seller (without taking into account any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Seller balance sheet set forth in the Seller Financial Statements (rather than in any notes thereto) and (ii) do not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing their Tax Returns.

(f) No taxing authority has raised any issues with respect to Taxes that, by the application of similar principles, might result in the issuance of a notice of deficiency or similar

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notice of intention to assess Seller for Taxes by any taxing authority and Seller does not have any reason to expect any such notices.

(g) Seller has not taken any action that would have the effect of deferring any liability for Seller’s Taxes from any taxable period ending on or before the Closing Date to any taxable period ending thereafter.

3.8 Assets.

Seller has good, valid and marketable title to the Acquired Assets. No Acquired Asset is subject to any Liability or Encumbrance or restrictions on transfer of any kind. The Acquired Assets are in good repair and operating condition for their current use, ordinary wear and tear excepted. Upon consummation of the transactions contemplated herein, Buyer will have acquired good, valid, marketable and exclusive title in and to the Acquired Assets free and clear of all Liabilities and Encumbrances, or third-party interest of any nature whatsoever, other than those that may be created by Buyer.

3.9 Owned Real Property.

Seller does not own any real property.

3.10 Intellectual Property.

Schedule 3.10 lists a true and complete list of all Intellectual Property presently owned and Third Party Licenses presently held by Seller or necessary for the conduct of the Business (as conducted) (such Intellectual Property and Third Party Licenses, collectively, the “Intellectual Property Rights”). Seller owns, or has the sole and exclusive right to use, reproduce, prepare derivative works based upon, distribute, perform, display, sell, offer to sell, license, sublicense and otherwise exploit the Intellectual Property Rights other than Third Party Intellectual Property Rights. The Intellectual Property Rights are free and clear of all Encumbrances, except for those restrictions set forth in Third Party Licenses, all of the Intellectual Property Rights. The Intellectual Property Rights that are listed under Schedule 2.1(e) will be conveyed by Seller to Buyer free and clear of all Encumbrances. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is Seller bound by or a party to any options, licenses or agreements of any kind with respect to any of the Intellectual Property Rights or the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of commercially available “off the shelf” products sold to the public. Seller has not violated, and to Seller’s knowledge, is not violating any Third Party Intellectual Property Right. Seller is not aware of any misappropriation, violation, or defect in, or in the title to, any of any Intellectual Property Rights. No person or entity (including, without limitation, any (i) current or former employee of Seller or (ii) prior employer of any current or former employee of Seller) has or will have any right, title or interest in any Intellectual Property. Seller does not use, nor does Seller believe it will be necessary to

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use, any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by Seller. Any and all source codes or object codes of Seller have been delivered to Buyer at the Closing and shall thereafter be the only copy(ies) of the source code and/or object codes in existence after the Closing Date and no other copies (archived, reverse engineered or otherwise), derivatives or related source codes or object codes shall exist. Neither Seller nor any third party shall have any right, title or interest, whatsoever, to any Seller source code or object code of Seller after the Closing Date. To the knowledge of Seller: (i) the warranties set forth in the Technology Transfer Agreement and Bill of Sale by Airware to Seller are true, accurate and complete and (ii) except for the source code that is to be destroyed as provided in Section 5.4, there are no other source codes or object codes in existence held by any other person or entity after the Closing Date that relate to the Back-Office Technology and no other copies (archived, reverse engineered or otherwise), derivatives or related source codes or object codes exist.

3.11 Real Property Leases.

Schedule 3.11 lists all real property leased or subleased to Seller. Seller has delivered to Buyer correct and complete copies of the leases and subleases. All such leases and subleases are legal, valid, binding and enforceable and in full force and effect with respect to Seller and the written arrangement is legal, valid, binding and is enforceable and in full force and effect with respect to each other party thereto. All leases and subleases will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing and no consent of any party to the transactions contemplated thereby is required to assign any lease or sublease to Buyer other than such consents that shall be obtained on or before the Closing Date and which are as set forth on Schedule 3.11. Seller is not in material breach or default (and does not anticipate being in material breach or default after Closing) under any lease or sublease, and no other party thereto is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under the lease or sublease. Seller is not a party to any oral contract, agreement, guaranty or other arrangement relating to real property.

3.12 Contracts.

Seller is not in breach or default (and does not anticipate being in material breach or default after Closing) of any written or oral contracts, commitments, understandings or other agreements as of the date hereof and Seller will not be in breach or default of any written or oral contracts, commitments, understandings or other agreements of Seller as a result of the transactions contemplated by this Agreement.

3.13 Insurance.

Schedule 3.13 lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability

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and automobile insurance policies and bond and surety arrangements), insurance carrier and amount of coverages per event and in the aggregate to which Seller is a party, a named insured, or otherwise the beneficiary of coverage at any time within the past year that relates to the Acquired Assets. Schedule 3.13 lists each person or entity required to be listed as an additional insured under each such policy. Each such policy is in full force and effect and by its terms and with the payment of the requisite premiums thereon will continue to be in full force and effect through the Closing.

Seller is not in material breach or default, and does not anticipate being in material breach or default after Closing (including with respect to the payment of premiums or the giving of notices) under any such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration, under such policy and Seller has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. Seller has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy that was in excess either individually or in the aggregate of Ten Thousand Dollars ($10,000.00).

3.14 Litigation.

(a) There are no: (i) unsatisfied judgments, orders, decrees, stipulations or injunctions or any other judicial or administrative mandates; (ii) claims, complaints, actions, suits, investigations, hearings or other proceedings, or (iii) claims, complaints, actions, suits, investigations, hearings or other proceedings of any Governmental Entity or before any arbitrator; to which Seller or any former Subsidiary of Seller, or any of their respective officers, directors, employees or agents of Seller or any former Subsidiary (in such person’s capacity as an officer, director, employee or agent of Seller and not personally) is or was (for the three years prior to and including the date hereof) a party or is threatened in writing to Seller to be made a party or known to be contemplated.

(b) There are no agreements or other documents or instruments settling or proposed to settle any claim, complaint, action, suit, investigation, hearing or other proceeding against Seller or any former Subsidiary.

3.15 Employees.

Seller does not contribute to any Employee Benefit Plans. Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of Seller. Seller is in compliance in all material respects with all currently applicable laws and regulations respecting wages, hours, occupational safety, health and employment practices, and discrimination in employment terms and conditions, and is not engaged in any unfair labor practice except, in each

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case, where such practice or failure to comply would not reasonably be expected to have a Material Adverse Effect on Seller. There are no pending claims against Seller under any workers compensation plan or policy or for long term disability. Premiums for COBRA coverage with respect to any former employees or beneficiaries are paid by the former employees or beneficiaries. All employees and consultants hired by Seller have been and are in full compliance with the applicable United States immigration and naturalization laws, including, without limitation, the Immigration and Nationality Act. Seller has all necessary and required documentation (e.g. I-9s) for all employees and consultants. No legal proceedings, hearing or investigations have been completed in the last five years of any employees of Seller or are currently pending, or, to the knowledge of Seller, are threatened by any Governmental Entity that in any way relate to any United States immigration or other applicable law, rule or regulation. There are no proceedings pending or threatened, between Seller and its employees, which proceedings have or would reasonably be expected to have a Material Adverse Effect on Seller. Seller has provided all employees, with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with Seller.

3.16 Legal Compliance; Restrictions on Business Activities.

Seller and the conduct and operations of the Business are in compliance in all material respects with each law (including rules, regulations and requirements thereunder) of any Governmental Entity which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to Seller or the Business, unless such non-compliance would not have a Material Adverse Effect on Seller. There is no agreement, judgment, injunction, order or decree binding upon Seller which has or would reasonably be expected to have the effect of prohibiting or materially impairing the Business as currently conducted by Seller.

3.17 Permits.

Schedule 3.17 of the Seller Disclosure Schedule sets forth a list of all Permits issued to or held by Seller. Such listed Permits are the only Permits that are required for Seller to conduct its Business as presently conducted, except for those the absence of which would not have a Material Adverse Effect on Seller. No Permit has been revoked or otherwise lost by Seller that was maintained by Seller and is necessary to conduct the Business. Each such Permit is in full force and effect and no suspension or cancellation of such Permit is threatened and there is no basis for Seller to believe that such Permit will not be renewable upon expiration. Except as set forth in Schedule 3.17, each such Permit will continue in full force and effect following the Closing.

3.18 Brokers’ Fees.

Seller has no liability or obligation to pay any fees or commissions to any broker, investment banking firm, finder, agent or other intermediary with respect to the transactions contemplated by this Agreement.

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3.19 Accounts Receivable.

All of the Accounts Receivable were derived from goods delivered or services rendered to non-Affiliated third parties, and constitute only bona fide valid claims against debtors for sales and other charges. None of Seller’s Accounts Receivable is subject to discount except for normal cash and immaterial trade discounts and is collectible in the Ordinary Course of Business subject to ordinary reserves. Seller has not received and does not expect to receive any written notice from or on behalf of any account debtor asserting any defense to payment or right of setoff with respect to any of Seller’s Accounts Receivable. The value at which reserves are carried reflect the reserve valuation policy of Seller, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis.

3.20 Software.

Schedule 3.20 sets forth an accurate, correct and complete list and summary description of (a) all material Software and identifies specifically Third Party Software, (b) any other material Software employed in the Business which is not Owned Software or Third Party Software, other than so called “shrink wrap” Software which is not a component of the Software licensed or sold to Seller customers, (c) in each case whether the particular component of Software is employed in the Software licensed or sold by Seller to its customers and (d) all Software development projects undertaken within the past two years with persons other than employees, together with an identification of the persons undertaking such projects.

3.21 Customers, Suppliers and Advertisers.

Schedule 3.21 attached hereto sets forth Seller’s Business Affiliates, suppliers and advertisers. Except as set forth on Schedule 3.21, there are no material outstanding disputes with any Business Affiliate, supplier or advertiser of the Business, and no Business Affiliate, supplier or advertiser has given notice that it will not do business with (or that it will materially reduce its business with) Seller in the future, or with Buyer following the consummation of the transactions contemplated hereby. For purposes of this Section 3.21, “Business Affiliate(s)” shall mean those entities which are authorized by Seller to use its website to refer customers who may be interested in purchasing wireless products and services of Seller for which Seller will pay commission. As of the Closing Date, the marketing agreements with those entities on Schedule 3.21 are assignable without consent of any Person, except as noted on Schedule 3.21. As of the Closing Date, Seller will assign its rights under such agreements to Buyer.

3.22 Environmental Matters.

Except for any matter that would not reasonably be expected to have a Material Adverse Effect: (a) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no legal proceeding or action is pending or, to the knowledge of Seller, threatened against Seller, in each case which is unresolved, with respect to

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any matters arising out of any Environmental Law and relate to Seller, the assets, properties or Business; and (b) Seller is in compliance with all Environmental Laws, and possesses and is in compliance with all material permits, authorizations and licenses required for its current operations under applicable Environmental Laws.

3.23 Returns.

Except as set forth on Schedule 3.23, Seller has not had any of its products related to the Business returned by a purchaser or user thereof, other than for minor, nonrecurring warranty problems or any other return that is not material, and except as set forth on Schedule 3.23, Seller has no knowledge of any pending material warranty claims for such products, any right to return such products in material quantities or other material Liability relating to returns.

3.24 Product Warranty.

Except as set forth on Schedule 3.24, each product sold, leased or delivered by Seller was at the time of sale, lease or delivery by Seller in material conformity with all applicable contractual commitments and all express and implied warranties, Seller does not have any liability as of the date hereof for replacement or repair thereof or other damages in connection therewith, and no product sold, leased or delivered by Seller is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.

3.25 Product Liability.

Except as set forth on Schedule 3.25, Seller does not have any material liability as of the date hereof arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by Seller.

3.26 Customer Coupon Liability.

Except as set forth on Schedule 3.26, Seller has no material obligations or Liabilities with respect to any coupon or other rebate program.

3.27 Related Party Transactions.

Except as set forth on Schedule 3.27, no Affiliate of Seller has, or since December 31, 2003 has had, any written or oral contracts, commitments, understandings, other agreements, business arrangement or business relationship with the Business, and no Affiliate of Seller owns, or since December 31, 2003 has owned, any material asset or property used in the Business, including, without limitation, any customer, supplier, competitor or potential competitor or lessor.

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3.28 Restrictions on Business Activities.

There is no agreement, judgment, injunction, order or decree binding upon Seller or its properties or assets (including, without limitation, its Intellectual Property) which has or would reasonably be expected to have the effect of prohibiting or materially impairing any acquisition of property or assets by Seller or the conduct of the Business, including any exclusive distribution or licensing agreements.

3.29 Investment Intent.

Seller understands and acknowledges and agrees and represents that: (a) it is an “accredited investor” as defined under Regulation D of the Securities Act; (b) Seller must bear the economic risk of its receipt of the Stock Consideration; (c) Seller will be acquiring the Stock Consideration, for Seller’s own account for investment only, and not with a view towards their distribution; (d) the shares of Stock Consideration are restricted shares, have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving a public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state laws or unless an exemption from such registration is available; (e) Seller is fully aware and assumes the risk that the Stock Consideration being delivered to Seller is priced based upon a fixed value formula set forth in Section 2.6 and, consequently, the number of shares of InPhonic Common Stock that Seller will receive is numerically fixed as of the Closing Date and, as a result, the value of the Stock Consideration may increase or decrease as the market price increases or decreases and Seller is fully aware that these changes in market price may either increase or decrease the value of the InPhonic Common Stock and the overall value of the Acquisition; (f) Seller fully understands and is aware that there is no assurance of any return on the Stock Consideration; (g) Seller has made its own investment decision about the Stock Consideration; (h) Seller is not relying upon any non public information, including any information relating to valuation or projections, provided by InPhonic or Buyer or otherwise in making its decision to enter into this Agreement and receive the Stock Consideration; (i) Seller acknowledges and is aware that actual results may vary from those anticipated or implied in any forecast or projection and there is no assurance of actual results; (j) Seller has been advised and is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of restricted securities purchased in a private offering subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about InPhonic, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations under Rule 144; (k) Seller also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Seller to transfer all or any portion of the Stock Consideration, under the circumstances, in the amounts or at the times Seller might propose; and (l) the certificate(s) representing the Stock Consideration shall bear a legend in substantially the following form:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

Such shares shall also be subject to a “stop order” with InPhonic’s stock registrar and transfer agent.

Notwithstanding the foregoing, Seller shall not sell, transfer or otherwise distribute the Stock Consideration, except pursuant to an exemption under the Securities Act with an opinion of counsel reasonably satisfactory to InPhonic and its legal counsel. Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Stock Consideration, and Seller does not have any present plans to enter into any such contract, undertaking, agreement or arrangement. Seller has had an opportunity to discuss Buyer’s and InPhonic’s business, management and financial affairs with directors, officers and management of Buyer and InPhonic and has had the opportunity to review their operations and facilities. Seller has also had the opportunity to ask questions of and receive answers from, InPhonic and its management regarding the Stock Consideration.

3.30 Disclosure.

Seller recognizes that Buyer is basing its decision to consummate the acquisition of the Acquired Assets in reliance upon Seller’s representations and warranties, Seller Financial Statements, covenants and information in Seller’s Disclosure Schedule. No representation or warranty by Seller contained in this Agreement or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE iV

REPRESENTATIONS AND WARRANTIES OF BUYER and InPhonic

As an inducement to Seller to enter into this Agreement and to consummate this transaction, Buyer and InPhonic severally hereby represent and warrant (to the extent such representation and warranty applies to each herein) to Seller that, as of the date hereof, that except as set forth in the Disclosure Schedule of Buyer (the “Buyer Disclosure Schedule”) attached hereto and incorporated herein by reference, the statements contained in this Article IV are true and correct.

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4.1 Organization, Qualification and Corporate Power.

Each of Buyer and InPhonic is a company duly organized, validly existing and in corporate good standing under the laws of the State of Delaware. Buyer and InPhonic are each duly qualified to conduct business and are in corporate good standing under the laws of each jurisdiction in which the nature of their businesses or the ownership or leasing of their respective properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Buyer or InPhonic. Buyer and InPhonic have the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

4.2 Authorization of Transaction.

Each of Buyer and InPhonic has the corporate power and authority to execute and deliver this Agreement (including the Ancillary Agreements and all other agreements referred to herein or contemplated hereby) and to fully perform their respective obligations as set forth hereunder and to consummate the transactions contemplated in this Agreement. The execution and delivery of this Agreement and the performance by Buyer and InPhonic of this Agreement and the consummation by Buyer of the transactions contemplated hereby (as they apply to each of Buyer and InPhonic) have been duly and validly authorized by all necessary corporate action on the part of Buyer and InPhonic. This Agreement has been duly and validly executed and delivered by Buyer and InPhonic and, assuming the due authorization, execution and delivery by Seller, constitutes a valid and binding obligation of Buyer and InPhonic, enforceable against Buyer and InPhonic in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefore may be brought.

4.3 Subsidiaries.

Except as set forth in Schedule 4.3, neither Buyer nor InPhonic owns or controls any equity security or other interest of any other corporation, limited partnership or other business entity. Neither of Buyer or InPhonic is a participant in any joint venture, partnership or similar arrangement.

4.4 InPhonic Financial Statements.

(a) InPhonic has provided to Seller (i) the audited balance sheet and statements of operations, changes in stockholders’ equity and cash flows for the fiscal year ended December 31, 2004, 2003, and 2002 (the “Year-End Financial Statements” or “InPhonic Financial Statements”). Such financial statements have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, fairly and accurately present the

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financial condition, results of operations and cash flows of InPhonic as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of InPhonic.

(b) InPhonic has, upon request, previously made available to Seller (or Seller has obtained copies as filed on the SEC website) an accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement, if any, filed since December 31, 2004 by InPhonic with the SEC pursuant to the Securities Act or the Exchange Act (the “InPhonic SEC Documents”) and no such registration statement, prospectus, report, schedule, proxy statement, if any, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (regardless whether required to be filed on the SEC website) shall be deemed to modify information as of an earlier date. InPhonic has timely filed all InPhonic SEC Documents and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all InPhonic SEC Documents complied in all material respects with the published rules and regulations of the SEC with respect thereto, including the provisions of the Sarbanes-Oxley Act of 2002 to the extent applicable to such InPhonic SEC Documents.

4.5 Liabilities.

InPhonic has no material liabilities and, to the best of InPhonic’s knowledge, knows of no material contingent liabilities not disclosed in the InPhonic Financial Statements, except current liabilities incurred in the ordinary course subsequent to December 31, 2004 which have not been, either in any individual case or in the aggregate, materially adverse.

4.6 Absence of Certain Changes.

Since December 31, 2004, InPhonic has conducted its business in the ordinary course consistent with past practice (except as set forth on Schedule 4.6) and there has not occurred any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, any Material Adverse Effect on InPhonic.

4.7 Title to Properties and Assets; Liens, Etc.

Except as set forth in Schedule 4.7, Buyer and InPhonic each have good and marketable title to their respective properties and assets, including, as it relates to InPhonic, the properties and assets reflected in the most recent balance sheet included in the InPhonic Financial Statements, and good title to their respective leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) liens and encumbrances which do not materially

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detract from the value of the property subject thereto or materially impair the operations of either Buyer or InPhonic, and (c) those that have otherwise arisen in the ordinary course. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Buyer and InPhonic in their respective businesses are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Each of Buyer and InPhonic are in compliance with all material terms of each lease to which each is a party or is otherwise bound.

4.8 Litigation.

Except as set forth in Schedule 4.8, there are no outstanding orders, judgments, writs, injunctions or decrees of any court, Government Authority or arbitration or mediation panel or tribunal against or involving Buyer or InPhonic likely to have a Material Adverse Effect on either Buyer or InPhonic.

4.9 Compliance with Other Instruments.

Buyer is not in violation or default of any term of the Buyer Charter and InPhonic is not in violation of the InPhonic Certificate of Incorporation. Neither Buyer nor InPhonic is in violation of any material term of any mortgage, indenture, contract, agreement, instrument or contract to which each is party or by which each are bound or of any judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Stock Consideration will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such material term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of either Buyer or InPhonic or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Buyer or InPhonic, or their respective businesses or operations or any of their respective assets or properties.

4.10 Compliance with Law.

No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations, or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Stock Consideration by Buyer or InPhonic, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing as will be filed in a timely manner. Buyer and InPhonic each have all franchises, permits, licenses and other similar authority necessary for the conduct of their respective businesses as now being conducted, the lack of which could have a Material Adverse Effect on their respective businesses, properties, prospects or financial conditions. If necessary, Buyer and InPhonic believe each can obtain, without undue burden or expense, any similar authority for the conduct of their business as planned to be conducted.

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4.11 Full Disclosure.

Buyer and InPhonic have each provided Seller with all information requested by Seller in connection with its decision to enter into the transactions contemplated by this Agreement. To Buyer’s and InPhonic’s knowledge, there are no facts which (individually or in the aggregate) will have a Material Adverse Effect that have not been set forth in the Agreement, the Exhibits hereto, the Ancillary Agreements, the InPhonic SEC Documents, the Buyer Disclosure Schedules or in other documents delivered to Seller or their attorney or agents in connection herewith.

4.12 Shares and Corporate Documents.

The shares of Stock Consideration to be issued hereunder have been duly authorized and when issued will be valid and legally issued, fully paid and nonassessable, free and clear of Encumbrances, and not in violation of any preemptive or similar rights or any applicable securities laws. Prior to the date hereof, InPhonic has delivered to Seller a true, correct, and complete copy of the InPhonic Certificate of Incorporation and Buyer has delivered to Seller the Buyer Charter.

4.13 Disclosure.

Buyer recognizes that Seller is basing its decision to consummate the acquisition of the Acquired Assets in reliance upon Buyer’s representations and warranties, Buyer Financial Statements, covenants and information in Buyer’s Disclosure Schedule. No representation or warranty by Buyer contained in this Agreement or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

ARTICLE V

COVENANTS

5.1 Best Efforts.

Each Party shall use its best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

5.2 Notices and Consents.

Each of Buyer and Seller shall use its respective best efforts to obtain, at its respective expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third

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parties and Governmental Entities, as may be reasonably required by or with respect to Buyer or Seller, respectively, in connection with the transactions contemplated by this Agreement.

5.3 Notice of Breaches.

Seller shall promptly deliver to Buyer written notice of any event or development of which Seller is aware and that would (a) render any statement, representation or warranty of Seller in this Agreement (including the Seller Disclosure Schedules) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by Seller of, or a failure by Seller to comply with, any agreement or covenant in this Agreement applicable to such party. Buyer shall promptly deliver to Seller written notice of any event or development of which Buyer is aware and that would (i) render any statement, representation or warranty of Buyer in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by Buyer of, or a failure by Buyer to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

5.4 Back-Office Technology.

To Seller’s and the Principals’ knowledge, as of the Closing all copies and physical embodiments of the Back-Office Technology, including all source codes, object codes, copies, derivatives or otherwise, will have been completely destroyed, rendering such copies and physical embodiments of the Back-Office Technology inoperable and unusable by any person after the Closing Date. After the Closing, neither Seller nor the Principals shall attempt to operate, license, reverse engineer, transfer, recover or otherwise make use of the Back-Office Technology or any derivatives thereof.

5.5 Public Announcements.

Except as provided in Section 8.1 (second paragraph), neither Seller nor any agent or Affiliate of Seller shall make any public statements, including, without limitation, any press releases or other public disclosure, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed.

5.6 Transition of Assets and Liabilities.

Seller agrees to provide reasonable assistance to Buyer, at Buyer’s expense (except if such assistance is necessary because of Seller’s failure to perform hereunder) in the transition of the Acquired Assets to Buyer pursuant to the terms and conditions of this Agreement.

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5.7 Payment of all Taxes and Other Retained Liabilities.

(a) Each Party shall pay in a timely manner all Taxes, fees and charges imposed upon it that arise from or are incurred by reason of, resulting from or payable in connection with the sale of the Acquired Assets pursuant to this Agreement.

(b) Seller shall pay, or make adequate provision for the payment, in full of all of its Retained Liabilities that have accrued or are payable as of the Closing Date.

(c) Any and all New York State sales and use taxes relating to or arising from the Acquisition and the transactions contemplated hereby shall be shared equally by Seller and Buyer in the amount set forth on Schedule 5.7(c).

5.8 Seller Employees.

Nothing herein shall be construed or interpreted to impose on Buyer any obligation for the hiring of or the continuation of employment of any employee of Seller for any period of time following the Closing.

5.9 Employee Benefits.

(a) Schedule 5.9 lists each Employee Benefit Plan that Seller or any of its Subsidiaries maintains, to which Seller or any of its Subsidiaries contributes or has any obligation to contribute, or with respect to which Seller or any of its Subsidiaries has any liability or potential liability.

(i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(ii) All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan and each Employee Benefit Plan maintained by an ERISA Affiliate which is an Employee Welfare Benefit Plan subject to COBRA.

(iii) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Seller and its Subsidiaries. All premiums or other

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payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

(iv) Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Code §401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan. All such Employee Benefit Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as “GUST” and “EGTRRA” and have been or will be submitted to the Internal Revenue Service for a favorable determination letter on the GUST requirements within the remedial amendment period prescribed by GUST.

(v) There have been no Prohibited Transactions (as defined under ERISA) with respect to any such Employee Benefit Plan or any Employee Benefit Plan maintained by an ERISA Affiliate. No Fiduciary (as defined under ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of any Seller or any director or officer (or employee with responsibility for employee benefits matters) of Seller or Subsidiaries, threatened. No Principal and no director or officer (or employee with responsibility for employee benefits matters) of Seller or any Subsidiary has any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.

(vi) Seller has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

(b) Neither Seller, nor any of its Subsidiaries, nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Employee Pension Benefit Plan that is a “defined benefit plan” (as defined in ERISA §(3(5)). No asset of Seller or any of its Subsidiaries is subject to any Encumbrance under ERISA or the Code.

5.10 Restrictions on Seller Dissolution and Distribution.

Seller shall not dissolve or make any sale, distribution or transfer of the Stock Consideration received pursuant to this Agreement, until Seller’s payment of all Retained Liabilities or otherwise, unless Seller first obtains a legal opinion from a nationally recognized and accredited law firm (the “Legal Opinion”) opining, that such sale, distribution or transfer (i) is legal and valid and made pursuant to an exemption under the Securities Act, and (ii) is in compliance with applicable state securities laws; provided however, Seller may only sell, distribute

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or otherwise transfer such stock, if Buyer and its legal counsel have first accepted the Legal Opinion.

5.11 Post-Closing Operations.

(a) Seller agrees to continue to continue to fully perform and provide all such services required under its written or oral contracts, commitments, understandings or other agreements after the Closing Date. Seller shall also make full and timely payment of all Retained Liabilities.

(b) If an audit is conducted for Seller’s 2005 fiscal year, Seller shall make payment when due of the amount of Fifteen Thousand Dollars ($15,000.00) to the Seller Auditor, as payment for costs, fees and expenses that Seller’s Auditor will incur to complete the audit of Seller’s Financial Statements for the year ended December 31, 2004. If an audit is conducted for Seller’s 2005 fiscal year as may be required by either Buyer’s or InPhonic’s internal accounting departments and/or their independent auditor, then Mr. Chris Cicero and Mr. Sam Lamba agree that each will sign the Seller Auditor representation letter prepared with respect to the audit of the Seller Financial Statements for the period ended December 31, 2004 and will cooperate with the Seller Auditor in the preparation of such audit. Failure of Mr. Cicero and Mr. Lamba to sign the representation letter referenced in the preceding sentence shall be a material breach of this Agreement.

5.12 Payment of Buyer Fees and Expenses Relating to Bankruptcy.

In the event that either Seller or any of its Affiliates or Subsidiaries either voluntarily or involuntarily enters into bankruptcy proceedings at any time and the Acquired Assets or other transactions contemplated by this Agreement become the subject of such bankruptcy proceeding and Buyer is required to file any petition or otherwise appear to defend this Agreement and the transactions contemplated hereby, then Seller shall pay when due any and all Damages, including, withdrawal limits, legal fees, relating to Buyer’s defense of this Agreement or the transactions contemplated hereby in such bankruptcy proceeding, including all applicable appeals.

5.13 Corporate Name.

As soon as practicable, and in any event not more than 30 days following the Closing, Seller shall take all actions necessary to change its name to a name that does not contain the words “FONcentral,” “FONcentral.com,” or “FON” and is not similar to or subject to confusion with its present name.

5.14 Noncompetition.

(a) Except as contemplated in Section 2.6, during the period commencing on the Closing Date and ending on the third anniversary thereof, neither Seller nor either of the Principals shall, directly or indirectly through any Subsidiary, Affiliate, successor entity,

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partnership, joint venture or agent, for their own account or as an owner, stockholder (other than through the ownership of 5% or less of any class of securities registered under the Exchange Act), operator, manager, advisor or consultant of or to any Person: (i) participating or engaging in, or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in the Business in any jurisdiction in which the Business was conducted on the Closing Date or otherwise offer, market, sell, activate or distribute wireless and/or satellite products, services or accessories over the Internet; or (ii) employing, engaging or seeking to employ or engage any individual who at or prior to the Closing had been an employee of Seller, unless such employee is terminated by Buyer after the Closing Date or (iii) directly or indirectly act or fail to act in any way that results in a breach of the provisions of Section 5.4 or Section 5.15 or Section 5.18 of this Agreement. Commencing on the Closing Date and ending on the first anniversary thereof, neither Seller nor either of the Principals shall, directly or indirectly through any Subsidiary, Affiliate, successor entity, partnership, joint venture or agent, for their own account or as an owner, stockholder (other than through the ownership of 5% or less of any class of securities registered under the Exchange Act), operator, manager, advisor or consultant of or to any Person, participate or engage in, or otherwise lend assistance (financial or otherwise) to any Person participating or engaged in offering, marketing, selling, activating or distributing any products, services or accessories over the Internet.

(b) Buyer agrees and acknowledges that notwithstanding the provisions of Section 5.13(a), Mr. Sam Lamba has and shall be permitted to continue to have an ownership or other financial interest in the company set forth on Schedule 5.14 (b) that offers, markets, sells, activates and/or distributes prepaid wireless phone cards over the Internet (“Permitted Activities”) and that his interest in such company shall not be covered by or otherwise limited by the non-compete provisions of this Agreement, provided such company’s business does not exceed the Permitted Activities or conflict with the provisions of Section 5.14(a).

(c) Buyer, Seller and the Principals recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section 5.14. It is the intention of Buyer, Seller and the Principals that the provisions of this Section 5.14 be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability of any provisions of this Section 5.14 shall not render unenforceable, or impair, the remainder of the provisions of this Section 5.14. Accordingly, if at the time of enforcement of any provision of this Section 5.14 a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, Buyer, Seller and the Principals agree that the maximum period, scope or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by applicable law. Any breach of this Section 5.14 by Seller and/or the Principals shall be considered Damages to Buyer under this Agreement and subject to an indemnification claim against Seller as provided in Section 7.1, in addition, Buyer may seek any and all other remedies available to it under law or in equity against Seller or either of the Principals to enforce the provisions of this Section 5.14, including, without limitation seeking injunctive relief.

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5.15 Use of Customer and Supplier Information.

After the Closing, Seller and the Principals agree that neither will disclose, share or otherwise use any of Seller’s client, customer and supplier lists and order information, telephone numbers, electronic mail addresses and the other information with respect to past, present or prospective clients, customers and suppliers or contemplated in the future (“Seller Information”). The Seller and the Principals have not disclosed the Seller Information to any third party, and from and after the Closing, Seller and the Principals will not disclose the Seller Information to any third party. Any disclosure of the Seller Information shall be deemed to be a material breach of this Section 5.15 and the covenant not to compete set forth in Section 5.14 of this Agreement.

5.16 Seller Customer Rebates.

Seller shall fully and timely pay all rebates owed to any consumer in accordance with Seller’s rebate program policy (as in effect at the time of such rebate submission by the consumer) and satisfy all obligations with respect to the Carrier as they come due in the Ordinary Course of Business. After the Closing Date, Seller shall permit Buyer and Buyer’s Representatives to have access, upon reasonable notice, to the Seller financial and accounting records, contracts, other records and documents pertaining to the payment of rebates to consumers and the satisfaction of Seller’s obligations with respect to the Carriers as provided in the preceding sentence, subject to compliance with applicable confidentiality obligations of Buyer.

5.17 Right to Collect Accounts Receivable.

Buyer hereby agrees to license to Seller the right to use the “FONcentral.com” letterhead and any related trade name, service mark or logo on the letterhead or other pre-printed correspondence for the sole and express purpose of collection of Seller’s trade Accounts Receivable (as of the Closing Date) that are Excluded Assets.

5.18 Seller Contracts.

All written or oral contracts, commitments, understandings or other agreements of Seller will be fully performed as of the Closing Date or as commercially practicable thereafter and shall be terminated by Seller at no cost or expense to Buyer. None of Seller’s written or oral contracts, commitments, understandings or other agreements may be assigned to any Person after the Closing Date.

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ARTICLE VI

THE CLOSING

6.1 Time and Place.

The consummation of the transactions contemplated hereby (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices Patton Boggs LLP, 2550 M Street, NW, Washington, D.C. 20037. The date on which the Closing takes place is referred to herein as the “Closing Date.”

6.2 Closing Deliveries of Seller.

At the Closing, Seller shall deliver to Buyer the following:

(a) an executed Bill of Sale substantially in substantially the form attached hereto as Exhibit A;

(b) executed the instruments of sale, conveyance, assignment and transfer (including, without limitation, Intellectual Property transfer documents), in form and substance satisfactory to Buyer, as Buyer shall reasonably request, to convey, transfer and assign to, and vest in, Buyer good, record and marketable title to the Acquired Assets, free and clear of all Liabilities and Encumbrances, in substantially the forms attached hereto as Exhibit B;

(c) an executed legal opinion of Seller’s legal counsel, that contains the opinions as set forth in the form attached hereto as Exhibit C;

(d) copies of any contracts, files, data and documents pertaining to the Acquired Assets;

(e) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 5.2;

(f) all UCC filings to terminate all financing statements relating to the Acquired Assets;

(g) true and complete copies of all national, provincial, municipal and local income, franchise, property and other Tax Returns filed by Seller with respect to the Acquired Assets, which includes the Tax Return for the 2003 fiscal year;

(h) a duly executed certificate of the corporate secretary of Seller, certifying (i) that the Charter as in effect on the date hereof remains in full force and effect and has not been amended or superseded, (ii) that the Bylaws as in effect on the date hereof remain in full force and effect and have not been amended or superseded, (iii) that the resolutions of the Board of Directors of Seller authorizing this Agreement and the transactions contemplated hereby are in

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force and effect and have not been amended, (iv) to the evidence of and the receipt of the Requisite Stockholder Approval, and (v) to the incumbency of the officers of Seller executing this Agreement or any Ancillary Documents;

(i) copies of such other instruments of sale, transfer, conveyance, and assignment as Buyer and its counsel reasonably may request to convey good and marketable title to the Acquired Assets to Buyer free and clear of any Liability, Encumbrance or other right, except as expressly set forth in this Agreement;

(n) executed Technology Transfer Agreement and Bill of Sale agreement among Seller and Airware and the delivery of the only copy of the Source Code and Object Codes (including all derivatives);

(o) evidence, reasonably satisfactory to Buyer, that all copies and physical embodiments of the Back Office Technology has been completely destroyed, rendering such copies and physical embodiments of the Back-Office Technology inoperable and unusable by any person after the Closing Date; and

(p) copies of such other instruments of assumption as Buyer and its legal counsel reasonably may request.

6.3 Closing Deliveries of Buyer.

At the Closing, Buyer shall deliver to Seller the following:

(a) the Cash Consideration portion of the Purchase Price to Seller ($2,438,848.00) (expressly not including Stock Consideration to be delivered in accordance with Section 2.5);

(b) a duly executed certificate of the corporate secretary of Buyer, certifying (i) that the Buyer Certificate of Formation as in effect on the date hereof remains in full force and effect and has not been amended or superseded, (ii) that the resolutions of the sole Member of Buyer authorizing this Agreement and the transactions contemplated hereby are in force and effect and have not been amended, and (iii) to the incumbency of the authorized representatives of Buyer executing this Agreement or any Ancillary Documents; and

(c) copies of such other instruments of assumption as Seller and its counsel reasonably may request.

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ARTICLE VII

INDEMNIFICATION

7.1 Indemnification by Seller.

(a) Seller shall indemnify, defend, save and keep Buyer, its successors and assigns and its stockholders, directors, officers, Affiliates, representatives and employees (“Buyer Indemnified Persons”), forever harmless against and from all Damages sustained or incurred by any of the foregoing Buyer Indemnified Persons as a result of or arising out of or by virtue of (i) any incorrect representation or warranty made by Seller herein, Ancillary Agreements, the Seller Disclosure Schedules or in any certificate, exhibit or schedule delivered to Buyer in connection herewith, (ii) any breach of any covenant or obligation to be performed hereunder by Seller; (iii) any lien, charge, Liability, Encumbrance or Seller Obligation; (iv) any third party claim arising that involve the Acquired Assets, the Technology Transfer Agreement and Bill of Sale and the transactions contemplated by this Agreement; (v) any court, administrative or bankruptcy proceeding involving Seller or otherwise relating to this Agreement; or (vi) fraud or willful misconduct of the Seller and its directors, officers, Affiliates, representatives and employees in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the Technology Transfer Agreement and Bill of Sale; or (vii) any noncompliance with any fraudulent transfer laws in respect of the transactions contemplated hereunder.

(b) As soon as practicable after obtaining knowledge thereof, any Buyer Indemnified Person shall notify Seller of any claim or demand which the Buyer Indemnified Person has determined has given or could give rise to a right of indemnification under this Agreement. A failure to give such notice shall not negate a right to indemnification hereunder; provided, however, that the Buyer Indemnified Person shall bear any amount of Damages resulting directly from a failure to give a timely notice. If such claim or demand relates to a claim or demand asserted by a third party against the Buyer Indemnified Person and if Seller acknowledges in writing its obligations to indemnify and hold harmless under this Section 7.1, Seller shall have the right to employ such counsel that is reasonably acceptable to Buyer to defend any such claim or demand asserted against the Buyer Indemnified Person. The Buyer Indemnified Person shall have the right to participate in the defense of any said claim or demand at its own cost and expense, provided that unless the Buyer Indemnified Person bears a greater risk of loss than Seller, the Buyer Indemnified Person shall control the defense of said claim or demand.

(c) The Buyer Indemnified Person shall make available to Seller or its representatives all records and other materials required for use in contesting any claim or demand asserted by a third party against any Buyer Indemnified Person. Whether or not Seller so elects to defend any such claim or demand, the Buyer Indemnified Person shall not have any obligation to defend any such claim or demand and the Buyer Indemnified Person shall not waive any rights it may have against Seller under this Section 7.1 with respect to any such claim or demand by electing or failing to elect to defend any such claim, provided that the Buyer Indemnified Person against which a claim or demand is asserted in the first instance shall file in a timely manner any

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answer or pleading with respect to a suit or proceeding in such action as is necessary to avoid default or other adverse results.

(d) The indemnification obligations of Seller shall survive for eighteen months after the Closing Date with the exception of any claims relating to breaches of representations and warranties that Seller had knowledge of at any time prior to the Closing Date, intentional breach of a covenant, gross negligence, fraud, willful misconduct, claims related to Environmental Laws, Liabilities and Encumbrances related to Seller Taxes or Intellectual Property infringement issues, any infringement issues or claims that relate to the intellectual property rights conveyed to Buyer under the Technology Transfer Agreement and Bill of Sale, which shall all survive until expiration of the applicable statutory periods; provided, however, that Seller indemnification obligations hereunder shall survive with respect to any claim asserted by a Buyer Indemnified Person prior to expiration of the applicable indemnification period as provided herein.

(e) There shall be no liability for Seller under this Section 7.1, unless the amount of Damages incurred by a Buyer Indemnified Person exceeds $*** in the aggregate. The $*** is recoverable along with all other amounts for Damages by a Buyer Indemnified Person. Seller’s liability to a Buyer Indemnified Person under this Section 7.1 shall be limited to ***, other than Damages that result from any claims relating to breaches of representations and warranties that Seller had knowledge of at any time prior to the Closing Date, intentional breach of a covenant, gross negligence, fraud, willful misconduct, claims related to Environmental Laws, Liabilities and Encumbrances related to Seller Taxes or Intellectual Property infringement issues, whereupon the Buyer Indemnified Person may seek all additional remedies available at law or in equity. Damages from Seller shall first be recovered from the Cash Consideration, then the Stock Consideration and then any additional amount of Damages shall be recovered from any other assets or property of Seller.

7.2 Indemnification by Buyer.

(a) Buyer shall indemnify, defend, save and keep Seller, its successors and assigns and its stockholders, directors, officers, Affiliates, representatives and employees (“Seller Indemnified Persons”), forever harmless against and from all Damages sustained or incurred by any of the foregoing Seller Indemnified Persons as a result of or arising out of or by virtue of (i) any incorrect representation or warranty made by Buyer herein, Ancillary Agreements, the Buyer Disclosure Schedule or in any certificate, exhibit or schedule delivered to Buyer in connection herewith; (ii) any breach of any covenant or obligation to be performed hereunder by Buyer and (iii) fraud or willful misconduct of Buyer and its directors, officers, Affiliates, representatives and employees in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

(b) As soon as practicable after obtaining knowledge thereof, any Seller Indemnified Person shall notify Buyer of any claim or demand which the Seller Indemnified Person has determined has given or could give rise to a right of indemnification under this Agreement. A failure to give such notice shall not negate a right to indemnification hereunder;

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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provided, however, that the Seller Indemnified Person shall bear any amount of Damages resulting directly from a failure to give a timely notice. If such claim or demand relates to a claim or demand asserted by a third party against the Seller Indemnified Person and if Buyer acknowledges in writing its obligations to indemnify and hold harmless under this Section 7.2, Buyer shall have the right to employ such counsel that is reasonably acceptable to Seller to defend any such claim or demand asserted against the Seller Indemnified Person. The Seller Indemnified Person shall have the right to participate in the defense of any said claim or demand at its own cost and expense, provided that unless the Seller Indemnified Person bears a greater risk of loss than Buyer            , the Seller Indemnified Person shall control the defense of said claim or demand.

(c) The Seller Indemnified Person shall make available to Buyer or its representatives all records and other materials required for use in contesting any claim or demand asserted by a third party against any Seller Indemnified Person. Whether or not Buyer so elects to defend any such claim or demand, the Seller Indemnified Person shall not have any obligation to defend any such claim or demand and the Seller Indemnified Person shall not waive any rights it may have against Buyer under this Section 7.2 with respect to any such claim or demand by electing or failing to elect to defend any such claim, provided that the Seller Indemnified Person against which a claim or demand is asserted in the first instance shall file in a timely manner any answer or pleading with respect to a suit or proceeding in such action as is necessary to avoid default or other adverse results.

(d) Buyer’s indemnification obligations under this Agreement shall survive for eighteen months after the Closing Date.

(e) There shall be no liability for Buyer under this Section 7.2, unless the amount of Damages incurred by a Seller Indemnified Person exceeds $*** in the aggregate. The $*** is recoverable along with all other amounts for Damages by a Seller Indemnified Person. Buyer’s liability to a Seller Indemnified Person under this Section 7.2 shall be limited to $*** in the aggregate, other than Damages that result from failure to pay the Purchase Price, fraud or intentional misconduct, whereupon the Seller Indemnified Person may seek all additional remedies available at law or in equity.

ARTICLE VIII

MISCELLANEOUS

8.1 Confidentiality, Press Releases and Announcements.

No Party hereto shall (nor permit its Representatives to), directly or indirectly: (a) make any disclosure to a third party other than the Parties relating to any matter contemplated by this Agreement; or (b) disclose to a third party other than the Parties any information received from another Party or its Representatives in connection with the Acquisition, including without

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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limitation, information received during a Party’s due diligence investigation (such party receiving such information, the “Receiving Party” and such party disclosing such information, the “Disclosing Party”); except as required by law or judicial or administrative processes. Information will not be subject to the provisions of this Section 8.1 which (x) is or becomes publicly available other than as a result of a breach by the Receiving Party; (y) is or becomes available on a non-confidential basis from a source which is not prohibited by contract or law from disclosing such information to the Receiving Party; or (z) was known by the Receiving Party prior to the disclosure thereof by the Disclosing Party other than by means that would be a violation of this Section 8.1 had it been in effect at the time of disclosure. Seller agrees that it will not sell or distribute (except to its stockholders as permitted by this Agreement) any of the Stock Consideration or purchase any Buyer capital stock, until all material non public information about Buyer known to Seller are made public. Seller agrees that it shall cause any permitted transferee to agree not to sell or distribute any of the Stock Consideration or purchase any InPhonic capital stock, as long such permitted transferee was in possession of material non public information about Buyer or InPhonic. The Parties acknowledge and agree that any breach of this Section 8.1 by a Party would cause irreparable harm to the other Party hereto and that, in such event, such other Party shall have the right, among other things, to preliminary and injunctive relief, in addition to any other relief to which such other Party may be entitled. In the event that the Acquisition is not consummated, the Receiving Party shall promptly return all such written information provided by the Disclosing Party or its Representatives and destroy any copies or notes derived therefrom.

The Parties agree and acknowledge that this Agreement will be disclosed in compliance with InPhonic’s and/or Buyer’s obligations under either the Securities Act or the Exchange Act.

8.2 No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

8.3 Entire Agreement.

This Agreement, the Schedules, the Exhibits, the Ancillary Agreements, the documents and instruments and other agreements among the Parties referred to herein and the nondisclosure agreement signed by each of the Parties dated November 2, 2004 and incorporated herein by reference, constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

8.4 Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Buyer may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Seller.

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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8.5 Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6 Notices.

All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service or sent via facsimile (with acknowledgment of complete transmission) with a confirmation copy by registered or certified mail, in each case to the intended recipient as set forth below:

If to Seller or the Principals:

FONcentral.com, Inc.

10 Skyline Drive

Hawthorne, New York 10532

Attention: Chris Cicero, Chief Executive Officer

Facsimile: ***

With a copy to:

Brown Raysman Millstein Felder & Steiner LLP

900 Third Avenue, 23rd Floor

New York, NY 10022

Attention: Joel M. Handel, Esq.

Facsimile: ***

If to Buyer:

FON Acquisition, LLC

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

Attention: Walter Leach, Esq., Authorized Representative

of the sole Member

Facsimile: ***

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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With a copy to:

Patton Boggs LLP

2550 M Street, NW

Washington, D.C. 20037

Attention: Douglas C. Boggs, Esq.

Facsimile: ***

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8.7 Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of laws principally that would require the application of any other law. Any action or proceeding seeking to enforce any provision of, or based on any claims for equitable relief arising out of this Agreement may be brought against any of the Parties only in the courts of District of Columbia and each of the Parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

8.8 Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights to indemnification, reimbursement or other remedy hereunder arising by virtue of any prior or subsequent default, misrepresentation, breach of such warranty or covenant. In addition, waiver of any condition based on the accuracy of any representation or warranty, or on performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement, or other remedy based or such representations, warranties, covenants and obligations.

8.9 Severability.

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Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed, provided that this Agreement shall not then substantially deprive either Party of the bargained-for performance of the other Party.

8.10 No Joint Venture.

This Agreement expressly does not create or evidence a partnership or joint venture between Buyer and Seller.

8.11 Expenses.

All fees and expenses (including all legal and accounting fees and expenses and all other expenses) incurred by each respective Party in connection with this Agreement and the transactions contemplated hereby shall be paid by each such respective Party.

8.12 Specific Performance.

Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that each Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

8.13 Other Remedies.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity upon such party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

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8.14 Survival of Covenants.

Notwithstanding any other provision of this Agreement, the representation contained in Section 3.10 and the covenants contained in Sections 2.5(b), 2.7, 2.8, 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.18 and indemnification obligations under Article VII (relating to the provision that extends survival to expiration of applicable statutory periods) and this Article VIII shall survive indefinitely.

8.15 Survival of Representations.

Except as provided in Section 8.14, all the representations and warranties and understandings of the Parties and InPhonic contained in this Agreement shall survive for a period of eighteen months after the Closing Date.

8.16 Letter of Intent.

This Agreement shall supersede in its entirety the Letter of Intent dated January 13, 2005 entered into by the Parties.

8.17 Construction.

The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

8.18 Incorporation of Exhibits.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

8.19 Counterparts, Facsimile Signatures.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

[Signatures begin on following page]

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

FON ACQUISITION, LLC By: INPHONIC, INC. Its: Sole Member

By:	/s/ Lawrence S. Winkler
Name: Its:	Lawrence S. Winkler Chief Financial Officer, Executive Vice President and Treasurer

INPHONIC, INC.

By:	/s/ Lawrence S. Winkler
Name: Its:	Lawrence S. Winkler Chief Financial Officer, Executive Vice President and Treasurer

FONCENTRAL.COM, INC.

By:	/s/ Chris Cicero
Name: Its:	Chris Cicero Chief Executive Officer

PRINCIPALS

By:	/s/ Chris Cicero
Name:	Mr. Chris Cicero

By:	/s/ Sam Lamba
Name:	Mr. Sam Lamba

***Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.